Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendmentis made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain investment sub- advisory services to certain investment portfolios (“Funds”) of JNL Series Trust, as listed on Schedule A to the Agreement.

Whereas, pursuant to the merger of the following fund of JNL Series Trust into another fund of JNL Series Trust, the Adviser and the Sub-Adviser have agreed to amend Schedule A and Schedule B of the Agreement to remove the following fund and its respective fees:

JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.       Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2015, attached hereto.

2.       Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2015, attached hereto.

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 28th day of August 2015, effective as of September 28, 2015.

Jackson National Asset Management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Rose Huening-Clark
Name:	Mark D. Nerud	Name:	Rose Huening-Clark
Title:	President and CEO	Title:	Managing Director

Schedule A
Dated September 28, 2015

Funds
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P International 5 Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Mid 3 Fund
JNL/S&P Total Yield Fund
JNL/T. Rowe Price Mid-Cap Growth Fund

A-1

Schedule B
Dated September 28, 2015
(Compensation)

JNL/Mellon Capital Bond Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital European 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital International Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

B-1

JNL/Mellon Capital S&P 500 Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital Small Cap Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital Utilities Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

B-2

JNL/S&P International 5 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Mid 3 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.

B-3